Exhibit 99.1

              MBIA Receives Additional Document Subpoena
                Regarding AHERF Reinsurance Agreements

    ARMONK, N.Y.--(BUSINESS WIRE)--March 9, 2005--MBIA Inc. (NYSE:
MBI) announced today that it had received a subpoena from the U.S. Attorney's Office for the Southern District of New York seeking information related to the reinsurance agreements it entered into in connection with the loss it incurred in 1998 on bonds insured by MBIA Insurance Corp. that were issued by Allegheny Health, Education and Research Foundation (AHERF). These matters are currently under investigation by the Securities and Exchange Commission and the New York State Attorney General's Office, with which the Company has been cooperating. The Company intends also to cooperate fully with the U.S. Attorney's Office.

    MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.'s principal operating subsidiary, MBIA Insurance Corporation, has a financial strength rating of Triple-A from Moody's Investors Service, Standard & Poor's Ratings Services, Fitch Ratings, and Rating and Investment Information, Inc. MBIA has offices in London, Madrid, Milan, New York, San Francisco, Singapore, Sydney and Tokyo. Please visit MBIA's Web site at http://www.mbia.com.

    CONTACT: MBIA Inc.
             Elizabeth James, 914-765-3889